Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of January 31, 2022 (this “Agreement”), by and among OTR Acquisition Corp., a Delaware corporation (“SPAC”), Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco”) and certain of the stockholders of Comera Life Sciences, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, SPAC, Holdco, CLS Sub Merger 1 Corp., a Delaware corporation (“Company Merger Sub”), CLS Sub Merger 2 Corp., a Delaware corporation (“SPAC Merger Sub” and, together with Company Merger Sub, the “Merger Subs”), and the Company propose to enter into, on the date hereof, a business combination agreement (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, (a) Company Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving the Company Merger as a direct wholly owned subsidiary of Holdco, and (b) immediately following the Company Merger, SPAC Merger Sub will merge with and into SPAC (the “SPAC Merger” and, together with the Company Merger, the “Mergers”), with SPAC surviving the SPAC Merger as a direct wholly owned subsidiary of Holdco; and

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock and Company Preferred Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and Company Preferred Stock and any shares of Company Common Stock and Company Preferred Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in order to induce SPAC to enter into the BCA and in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 5, each Stockholder, severally and not jointly, hereby agrees to vote at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within two (2) hours after the Company requests such delivery), all of the Shares held by such Stockholder at such time (i) in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA and (ii) against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2. Transfer of Shares. Each Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided that the foregoing shall not prohibit the transfer of the Shares by a Stockholder to an affiliate of such Stockholder, but only if such affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

3. Trading Standstill. Each Stockholder, severally and not jointly, agrees that it shall not, without SPAC’s prior written consent, directly or indirectly, sell, assign, transfer or otherwise dispose of any shares of SPAC Common Stock at any time between the date of this Agreement and the earlier of (a) the expiration of the Redemption Rights pursuant to the SPAC Certificate of Incorporation, or (b) the termination of this Agreement in accordance with its terms.

4. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to SPAC as follows:

(a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

(b) As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite such Stockholder’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws and (iii) the Company Certificate of Incorporation and the bylaws of the Company, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c) Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Stockholder.

5. Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Section 5 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

6. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to SPAC, to it at:

OTR Acquisition Corp.

1395 Brickell Avenue, Suite 800

Miami, FL 33131

Attention: Nicholas Singer

Email: [●]

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131

Attention: Alan I. Annex, Esq.

 Kenneth A. Gerasimovich, Esq.

 Daniella G. Silberstein, Esq.

Email:       [●]

If to Holdco, to it at:

Comera Life Sciences, Inc.

12 Gill Street, Suite 4650

Woburn, MA 01801

Attn: Jeffrey Hackman

Email: [●]

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

Email: [●]

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(f) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto.

(g) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(h) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(i) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Each Stockholder hereby authorizes the Company, Holdco and SPAC to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s obligations under this Agreement; provided that prior to any such publication or disclosure the Company, Holdco and SPAC have provided such Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company, Holdco and SPAC will consider in good faith.

(k) At the request of SPAC, in the case of any Stockholder, or at the request of the Stockholders, in the case of SPAC, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon any Stockholder until after such time as the BCA is executed and delivered by the Company, Holdco, SPAC and the Merger Subs.

(m) Notwithstanding anything herein to the contrary, each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and, if applicable, this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Stockholder or any of its affiliates in his or her capacity as an officer or director of the Company.

(n) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6(n).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OTR ACQUISITION CORP.

By:	/s/ Nicholas J. Singer
Name:	Nicholas J. Singer
Title:	Chief Executive Officer

COMERA LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Jeffrey Hackman
Name:	Jeffrey Hackman
Title:	Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ James Sherblom
James Sherblom
Address: [●]
Email: [●]

/s/ Charles Cherington
Charles Cherington
Address: [●]
Email: [●]

PHOENIX VENTURE PARTNERS, LP

By:	/s/ Zachariah Jonasson
Name:	Zachariah Jonasson
Title:	Managing Partner
Address:	[●]
Email:	[●]

THE SOANE FAMILY TRUST

By:	/s/ David Soane
Name:	David Soane
Title:	Trustee
Address:	[●]
Email:	[●]

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHERINGTON HOLDINGS LLC

By:	/s/ Charles Cherington
Name:	Charles Cherington
Title:	Partner
Address:	[●]
Email:	[●]

ASHLEY S. PETTUS 2012 IRREVOCABLE TRUST FBO BENJAMIN P. CHERINGTON

By:	/s/ Charles Cherington
Name:	Charles Cherington
Title:	Trustee
Address:	[●]
Email:	[●]

ASHLEY S. PETTUS 2012 IRREVOCABLE TRUST FBO CYRUS P. CHERINGTON

By:	/s/ Charles Cherington
Name:	Charles Cherington
Title:	Trustee
Address:	[●]
Email:	[●]

ASHLEY S. PETTUS 2012 IRREVOCABLE TRUST FBO HENRY P. CHERINGTON

By:	/s/ Charles Cherington
Name:	Charles Cherington
Title:	Trustee
Address:	[●]
Email:	[●]

[Signature Page to Stockholder Support Agreement]

EXHIBIT A

LIST OF STOCKHOLDERS

Name of Stockholder	Number of Shares of Company Common Stock Owned	Number of Shares of Company Preferred Stock Owned
James Sherblom	400,000	—
Charles Cherington LLC	—	1,348,062
Charles Cherington	—	210,971
Ashley S. Pettus 2012 Irrevocable Trust FBO Benjamin P. Cherington	—	101,286
Ashley S. Pettus 2012 Irrevocable Trust FBO Cyrus P. Cherington	—	101,286
Ashley S. Pettus 2012 Irrevocable Trust FBO Henry P. Cherington	—	101,286
Phoenix Venture Partners LP	—	4,070,274
The Soane Family Trust	—	3,470,129